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                                                                   Exhibit 23.6


                          CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
CapRock Telecommunications Corp.
(formerly CapRock Communications Corp.)
The Partners of CapRock Fiber Network, Ltd.


     We consent to the incorporation by reference of our reports dated May 28, 1997 and March 19, 1997, respectively, related to CapRock Telecommunications Corp. and CapRock Fiber Network, Ltd. in the Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement of CapRock Communications Corp. and the related prospectus deemed to be included therein pertaining to the CapRock Communications Corp. Nonqualified Stock Option Plan, IWL Communications, Incorporated Employee Incentive Stock Option Plan, IWL Communications, Incorporated 1997 Stock Option Plan, and IWL Communications, Incorporated 1997 Director Stock Option Plan (the reports are included in CapRock Communnications Corp.'s Form S-4 Registration Statement, as amended (Registration No. 333-64699)).


                                       BURDS REED & MERCER, P.C.


Dallas, Texas
November 6, 1998